UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2005
R.H. DONNELLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)
R.H. Donnelley Inc.*
(Exact name of registrant as
specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-59287 (Commission File Number)	36-2467635 (I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)
Registrant’s telephone number,
including area code:
(919) 297-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15(d) as a result of such Notes. As of November 1, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 1.01. Entry into a Material Definitive Agreement.
Amendment of Awards, Consent of Waiver
     On November 7, 2005, R.H. Donnelley Corporation (the “Company”) and each of Nancy E. Cooper, Scott N. Flanders, Robert R. Gheewalla, Robert Kamerschen, Terence M. O’Toole, Alan F. Schultz, David M. Veit, Barry Lawson Williams and Edwina D. Woodbury (collectively, the “Non-Management Directors” and each a “Non-Management Director”) entered into an Amendment of Awards, Consent and Waiver (collectively, the “Waivers”). The Waivers amend awards previously granted to each of the Non-Management Directors pursuant to the Company’s 2005 Stock Award and Incentive Plan, effective as of April 26, 2005, 2001 Stock Award and Incentive Plan, as amended and restated effective as of May 1, 2001, and 1998 Directors’ Stock Plan, as amended and restated through January 31, 2000 (collectively, the “Plans” and each a “Plan”).
     The Waivers were entered into in connection with the Agreement and Plan of Merger, dated October 3, 2005 (the “Merger Agreement”), by and among the Company, Dex Media, Inc., a Delaware corporation (“Dex Media”), and Forward Acquisition Corp., a wholly owned subsidiary of the Company. Pursuant to and subject to the terms and conditions of the Merger Agreement, Dex Media will merge with and into Forward Acquisition Corp. (the “Merger”).
     As set forth in the Waivers, each Non-Management Director: (i) consented and agreed that the transactions contemplated by the Merger Agreement shall not constitute a Change in Control, as defined in the Plans, and (ii) waived any and all acceleration of vesting and any and all other rights that such Non-Management Director may have had under each Plan that would have otherwise accrued as a result of a Change in Control resulting from the transactions contemplated by the Merger Agreement. The Waivers are subject to certain conditions, including, without limitation, that each of the Non-Management Directors is appointed as a member of the Company’s Board of Directors (the “Board”) at the effective time of the Merger and that the Merger is completed in accordance with the terms of the Merger Agreement.
     The Waivers also provide for substitution of entitlement to the rights and benefits waived if a Non-Management Director leaves the Board at the Board’s request or is removed from the Board without the consent of the Non-Management Director, in each case, within two years after the completion of the Merger.
     The foregoing description of the Waivers does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of the Amendment of Awards, Consent and Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additional Information and Where To Find It
     In connection with the proposed transaction, the Company has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) (Registration

No. 333-129539) containing a preliminary joint proxy statement/prospectus relating to the proposed transaction. Investors are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Investors may obtain a free copy of the registration statement and the definitive joint proxy statement/prospectus (when available), as well as other filings containing information about the Company and Dex Media, without charge, on the SEC’s website at www.sec.gov. Free copies of the Company’s SEC filings are also available on the Company’s website at www.rhd.com, or by request to Investor Relations, R.H. Donnelley Corporation, 1001 Winstead Drive, Cary, North Carolina 27513. Free copies of Dex Media’s SEC filings are available on Dex Media’s website at www.dexmedia.com, or by request to Investor Relations, Dex Media, Inc., 198 Inverness Drive West, Englewood, Colorado 80112. Information contained on the Company’s website, Dex Media’s website or the website of any other person is not incorporated by reference into this filing, and no information contained on those websites should be considered to be part of this filing.
Participants in Solicitation
     The Company, Dex Media and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s or Dex Media’s stockholders with respect to the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC by the Company on March 21, 2005, and information regarding Dex Media’s directors and executive officers is available in its proxy statement filed with the SEC by Dex Media on April 20, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the registration statement on Form S-4 filed with the SEC in connection with the proposed transaction.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1	Form of Amendment of Awards, Consent and Waiver.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION
/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel & Corporate Secretary

R.H. DONNELLEY INC.
/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel & Corporate Secretary

Date: November 14, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Amendment of Awards, Consent and Waiver.